Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
NEWS RELEASE

Inland Real Estate Corporation Announces Fourth Quarter and Year 2014 Results
- Consolidated Portfolio Same Store NOI for the Quarter Rises 3.8% Over Prior Year Period -
- Recurring FFO per Share for 2014 Increases 3.3% Year over Year -

OAK BROOK, IL (February 19, 2015) - Inland Real Estate Corporation (NYSE: IRC), a publicly traded real estate investment trust that owns and operates high-quality, necessity and value-based retail centers primarily in select markets within the Central and Southeastern United States, today announced financial and operational results for the three and twelve months ended December 31, 2014.

Highlights

•
Recurring FFO (defined as Funds From Operations adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes) per weighted average common share (basic and diluted) of $0.25 for the three months ended December 31, 2014, equal to the fourth quarter of 2013.

•	Recurring FFO per weighted average common share (basic and diluted) of $0.95 for the twelve months ended December 31, 2014, an increase of 3.3% over the full year 2013.

•	Same-store net operating income (NOI) for the consolidated portfolio increased 3.8% for the quarter and 2.3% for the year ended December 31, 2014, over the comparable periods in 2013.

•	Total portfolio leased occupancy was 95.4% and financial occupancy was 93.4% at December 31, 2014, representing increases of 20 basis points and 30 basis points, respectively, over one year ago.

•
Average base rent for new and renewal leases signed in the total portfolio during the quarter increased by 10.0% and 14.5%, respectively, over expiring average rents. For leases signed during the year, average base rent for new and renewal leases rose by 17.0% and 9.8%, respectively, over expiring rents.

•
During the quarter, IRC acquired the Prairie Crossings power center in the Chicago MSA for $24.7 million and a 13.0-acre vacant land parcel in Northeastern Alabama for $3.0 million to be developed into a Publix-anchored shopping center.

•
Company’s joint venture with PGGM acquired Newport Pavilion Phase II in the Cincinnati market for $23.6 million during the quarter and Argonne Village in the Minneapolis-St. Paul MSA for $26.3 million after the close of the quarter.

•	Evergreen Promenade, a 92,488-square-foot grocery-anchored development in the Chicago suburb of Evergreen Park, Ill., was completed in December.

•
Company sold 4 million shares of 6.95% Series B Cumulative Redeemable Preferred Stock ("Series B Preferred Stock") for net proceeds of $96.9 million and redeemed in full, the $29.2 million of 5% Convertible Senior Notes during the quarter.

“Recurring FFO per share of $0.95 for 2014 represents a year-over-year increase of 3.3%, primarily driven by solid portfolio performance including gains in occupancy, rent spreads and same store net operating income,” said Mark Zalatoris, president and chief executive officer of IRC. “In addition, in 2014 we continued to enhance the growth potential and diversification of

1

our platform through the acquisition of $134 million of high quality stabilized assets for our wholly-owned and PGGM joint venture portfolios, funded in part with recycled capital from non-core asset dispositions. We complemented this activity with retailer-driven development joint ventures, in both the Central and Southeast regions of the United States, with the additional objectives of achieving an attractive blended yield on total investment, as well as further diversifying our cash flows. We also strengthened our balance sheet and credit metrics primarily via the retirement of debt, the successful offering of our Series B Preferred Stock and the recast of our credit facilities earlier in the year. We believe we begin 2015 in a strong position to drive shareholder value through the continued execution of our strategic plan.”

Financial Results for the Quarter
FFO attributable to common stockholders was $24.9 million for the quarter ended December 31, 2014, compared to
$18.8 million for the fourth quarter of 2013. On a per share basis, FFO was $0.25 (basic and diluted) for the fourth quarter of 2014, compared to $0.19 (basic and diluted) for the same period of 2013. The increase in FFO and FFO per share was primarily due to higher property net operating income from the consolidated portfolio and lower interest expense, plus a provision for asset impairment on non-depreciable real estate that was recorded in the fourth quarter of 2013. The increase was partially offset by lower lease termination income recorded in the fourth quarter of 2014.

Recurring FFO (defined as FFO adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes) was $24.9 million for the fourth quarter of 2014, compared to $24.5 million for the prior year quarter. On a per share basis, Recurring FFO was $0.25 (basic and diluted) for the three months ended December 31, 2014, equal to the three months ended December 31, 2013.

Net income attributable to common stockholders for the three months ended December 31, 2014 was $2.9 million, compared to a loss of $7.1 million for the fourth quarter of 2013. On a per common share basis, net income attributable to common stockholders (basic and diluted) was $0.03 for the fourth quarter of 2014, compared to a loss of $0.07 for the prior year quarter. Net income for the quarter increased primarily due to asset impairments recognized in the prior year quarter and lower interest expense and depreciation and amortization expense.

Financial Results for the Twelve Months Ended December 31, 2014
For the twelve months ended December 31, 2014, FFO attributable to common stockholders was $94.9 million, compared to
$91.0 million for the same period in 2013. On a per share basis, FFO for the full year 2014 was $0.95 (basic and diluted), compared to $0.96 (basic) and $0.95 (diluted) for the twelve months ended December 31, 2013. FFO for 2014 increased primarily due to higher property net operating income from the consolidated portfolio, increased lease termination income and increased equity in earnings of unconsolidated joint ventures, partially offset by higher general and administrative expense, lower fee income from unconsolidated joint ventures and asset impairments recorded in the fourth quarter of 2013.

Recurring FFO was $94.7 million for the twelve months ended December 31, 2014, compared to $87.7 million for the prior year period. On a per share basis, Recurring FFO was $0.95 (basic and diluted) for 2014, compared to $0.92 for 2013. Recurring FFO per share for 2014 increased 3.3% year over year primarily due to the aforementioned items, but excluding the impact of lease termination income and asset impairments.

Net income attributable to common stockholders for the twelve months ended December 31, 2014 was $28.8 million, compared to $102.7 million for 2013. On a per share basis, net income attributable to common stockholders was $0.29 (basic and diluted), compared to $1.08 for the prior year. Net income decreased year over year primarily due to a gain from the change in control of investment properties in 2013 related to the consolidation of NYSTRS joint venture assets and from the settlement of receivables in 2013, as well as lower lease termination income in 2014. The decrease in net income was partially offset by higher gains on sale of investment properties recorded in 2014, as well as increases in net operating income from our consolidated portfolio and equity in earnings of unconsolidated joint ventures.

Reconciliations of FFO and Recurring FFO to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, as well as FFO and Recurring FFO per share to net income attributable to common stockholders per share, are provided at the end of this news release.

2

Portfolio Performance
Same-store NOI for the consolidated portfolio was $21.4 million for the quarter ended December 31, 2014, compared to
$20.6 million for the fourth quarter of 2013, representing an increase of 3.8% quarter over quarter. Consolidated same store NOI for the full year 2014 was $83.8 million, compared to $81.9 million for 2013, representing an increase of 2.3% year over year.

Same-store financial occupancy was 92.5% for the consolidated portfolio as of December 31, 2014, representing an increase of 150 basis points over one year ago.

The Company evaluates its overall portfolio by analyzing the operating performance of properties that have been owned and operated for the same three and twelve-month periods during each year. A total of 81 of the Company's investment properties within the consolidated portfolio satisfied this criterion during these periods and are referred to as "same-store" properties. Same-store NOI is a supplemental non-GAAP measure used to monitor the performance of the Company's investment properties.

A reconciliation of consolidated same-store NOI to net income attributable to common stockholders, calculated in accordance with U.S. GAAP, is provided at the end of this news release.

Leasing
For the quarter, the Company signed 85 leases within the total portfolio aggregating 323,276 square feet of gross leasable area (GLA). Total leases executed included:

•	Fifty-one renewal leases comprising 178,644 square feet, with an average rental rate of $21.83 per square foot, representing an increase of 14.5% over the average expiring rent;

•	Eleven new leases comprising 57,751 square feet, with an average rental rate of $12.03 per square foot, representing an increase of 10.0% over the expiring rent; and

•
Twenty-three non-comparable leases comprising 86,881 square feet, with an average rental rate of $14.65 per square foot. The Company defines non-comparable leases as leases signed for expansion square footage or for space in which there was no former tenant in place for a period of twelve months or more.

On a blended basis, the 62 new and renewal leases executed during the quarter had an average rental rate of $19.43 per square foot, representing an increase of 13.8% over the average expiring rent. The calculations of former and new average base rents are adjusted for rent abatements on the included leases.

For the total portfolio as of December 31, 2014, leased occupancy was 95.4% and financial occupancy was 93.4%, representing gains of 20 basis points and 30 basis points, respectively, over one year ago. Leased occupancy is defined as the percentage of total GLA for which there is a signed lease regardless of whether the tenant is currently obligated to pay rent under their lease agreement. Financial occupancy is defined as the percentage of total GLA for which a tenant is obligated to pay rent under the terms of the lease agreement, regardless of the actual use or occupation by that tenant of the area being leased, and excludes tenants in abatement periods.

EBITDA, Balance Sheet, Liquidity and Market Value
The Company reported Recurring EBITDA (earnings before interest, taxes, depreciation and amortization), which is EBITDA adjusted for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, of $38.6 million for the three months ended December 31, 2014, compared to $37.6 million for the fourth quarter of 2013, representing an increase of 2.6% quarter over quarter. Recurring EBITDA for the full year 2014 was $148.5 million, compared to $142.8 million for 2013, representing an increase of 4.0% year over year.

Definitions and reconciliations of EBITDA and Recurring EBITDA to net income attributable to Inland Real Estate Corporation are provided at the end of this news release.

Recurring EBITDA coverage of interest expense was 3.8 times for the quarter ended December 31, 2014 compared to 3.3 times for the fourth quarter of 2013. The Company has provided EBITDA and related non-GAAP coverage ratios because it believes EBITDA and the related ratios provide useful supplemental measures in evaluating the Company's operating performance because expenses that may not be indicative of operating performance are excluded.

On October 16, 2014, the Company issued 4,000,000 shares of its Series B Preferred Stock at a public offering price of $25 per share, for net proceeds of approximately $96.9 million, after the underwriting discount but before expenses. The Company used

3

the net proceeds of the offering to purchase additional properties to be owned by the Company or one or more of its joint ventures, and for general corporate purposes, including the repayment of indebtedness. The Series B Preferred Stock is traded on the New York Stock Exchange under the symbol “IRCPrB.”

In addition, in December, the Company redeemed for cash all of its outstanding 5.0% Convertible Senior Notes, due 2029, totaling $29.2 million.

As of December 31, 2014, the Company had an equity market capitalization (common shares) of $1.1 billion, outstanding preferred stock of $210.0 million (at face value), and total debt outstanding of $1.0 billion (including the pro-rata share of debt in unconsolidated joint ventures) for a total market capitalization of $2.3 billion. The Company's debt-to-total market capitalization was 43.2% as of December 31, 2014, compared to 46.8% one year ago. At year-end 2014, approximately 55.2% of total debt bore interest at fixed rates, with a weighted average interest rate of 5.14%. The overall weighted average interest rate, including variable rate debt, was 3.69% as of December 31, 2014.

Acquisitions
In October, the Company acquired for its wholly-owned portfolio the 109,000-square-foot Prairie Crossings power center in the Chicago suburb of Frankfort, Ill., for $24.7 million in cash, excluding closing costs and prorations. The 99%-leased Prairie Crossings is anchored by Bed Bath & Beyond, Sports Authority and Office Depot, and shadow-anchored by a Kohl’s. The acquisitions of Prairie Crossing during the quarter and the nearby Mokena Marketplace earlier in the year are an example of the Company’s strategy of clustering assets to facilitate leasing and operating efficiencies.

During the quarter, the Company also purchased for $3.0 million a fully-entitled 13.0-acre vacant land parcel in Rainbow City, Ala., which is being developed in conjunction with MAB American Retail Partners, LLC, into a 65,000-square-foot, Publix-anchored shopping center which was approximately 74% pre-leased at acquisition. Construction on the Shoppes at Rainbow Landing began at the end of October, with the Publix store anticipated to open in the fourth quarter of 2015.

Dispositions
During the quarter, the Company sold a 6,700-square-foot outlot at its Park Square neighborhood center in Brooklyn Park, Minn., for approximately $2.0 million and a 1.8 acre parcel at its North Aurora Towne Center development in North Aurora, Ill., for $1.5 million, and recorded a combined gain on sale of approximately $2.1 million.

Joint Venture Activity
In October, the Company’s joint venture with PGGM purchased Newport Pavilion Phase II in Newport, Ky., located near downtown Cincinnati in a high-barrier-to-entry trade area, for $23.6 million in cash, subject to future earnout payments. Newport Pavilion Phase II aggregates 115,000 square feet including ground leases, which is leased to Dick’s Sporting Goods, TJ Maxx, Buffalo Wild Wings, Panera, Chipotle, and others. Including Phase I, which was acquired by the IRC-PGGM venture last summer, the Kroger-anchored Newport Pavilion shopping center encompasses 337,000 square feet including ground leases and was 94% leased at year end. The total purchase price for Newport Pavilion Phases I and II was $66.9 million, subject to future earnout payments, which may aggregate a total of approximately $13 million.

In October, the Company’s joint venture with PGGM, in partnership with IBT Group LLC and Pine Tree Commercial Realty LLC, began construction of the 133,000-square-foot Pulaski Promenade, a power center located on the southwest side of Chicago, Ill. Pulaski Promenade’s in-line space is over 80% pre-leased to Marshalls, Ross Dress for Less, Michaels, PetSmart and Shoe Carnival, with store openings expected to begin in the spring of 2016. Upon completion of construction and stabilization, the IRC-PGGM joint venture has the option to acquire 100% ownership in the property at a pre-negotiated purchase price.

Also in October, the Company’s joint venture with Thompson Thrift Development, Inc. commenced construction of Tanglewood Pavilions, a 158,000-square-foot regional power center located in Elizabeth City, North Carolina. Tanglewood Pavilions is approximately 70% pre-leased to Hobby Lobby, TJMaxx, Ross Dress for Less and Dollar Tree, and leases are in negotiation for another 24,000 square feet of space that would bring the center to 84% pre-leased occupancy. Deliveries to tenants are scheduled to commence prior to the fall of 2015. After completion of construction and stabilization, IRC will acquire 100% ownership of the center at a pre-negotiated purchase price.

In December, construction was completed on the Evergreen Promenade grocery-anchored development in the Chicago suburb of Evergreen Park, Ill. The 96-percent-leased, 92,488-square foot community center is anchored by PetSmart which opened in December and Mariano’s which celebrated its grand opening in early February.

4

After the close of the quarter, the Company’s joint venture with PGGM acquired the 100-percent-leased, 113,000-square-foot Argonne Village shopping center in Lakeville, Minn., for $26.3 million. Argonne Village is a Class A neighborhood center anchored by a new Cub Foods grocery store and Dollar Tree, which are complemented by a strong line-up of tenants that includes national retailers such as Starbucks, Taco Bell, Little Caesars, FedEx Office and Great Clips. The property is located in a high traffic and strong demographic trade area approximately 20 miles south of Minneapolis.

Distributions
In November and December of 2014 and January and February of 2015, the Company paid a monthly cash dividend of $0.169271 per share on the outstanding shares of its 8.125% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock"). In February of 2015, the Company also declared a cash dividend of $0.169271 per share on the outstanding shares of its Series A Preferred Stock, payable on March 16, 2015, to Series A Preferred Stockholders of record at the close of business on March 2, 2015.

In November of 2014, the Company paid a monthly cash dividend of $0.139965278 per share on the outstanding shares of its Series B Preferred Stock. In December of 2014 and January and February of 2015, the Company paid a monthly cash dividend of $0.144791667 per share on the outstanding shares of its Series B Preferred Stock. In February of 2015, the Company also declared a cash dividend of $0.144791667 per share on the outstanding shares of its Series B Preferred Stock, payable on March 16, 2015, to Series B Preferred Stockholders of record at the close of business on March 2, 2015.

In November and December of 2014 and January and February of 2015, the Company paid monthly cash distributions to Common Stockholders of $0.0475 per common share. In February of 2015, the Company also declared a cash distribution of $0.0475 per common share, payable on March 17, 2015, to common stockholders of record at the close of business on March 2, 2015.

Guidance
For fiscal year 2015, the Company expects Recurring FFO per common share (basic and diluted) to range from $0.96 to $1.00. The Company's guidance incorporates assumptions for an increase in consolidated same-store NOI to range from 2% to 3%, and consolidated same-store financial occupancy at year-end 2015 to range from 92.5% to 93.5%.

Conference Call/Webcast
Management will host a conference call to discuss the Company's financial and operational results for the quarter ended
December 31, 2014 on Thursday, February 19, 2015, at 1:00 p.m. CT (2:00 p.m. ET). Hosting the conference call will be Mark Zalatoris, President and Chief Executive Officer; Brett Brown, Chief Financial Officer; and Scott Carr, Chief Investment Officer. The live conference call can be accessed by dialing 1-877-509-5836 for callers within the United States, 1-855-669-9657 for callers dialing from Canada, or 1-412-902-4131 for other international callers. A live webcast also will be available on the Company's website at www.inlandrealestate.com. The conference call will be recorded and available for replay one hour after the end of the live event through 8:00 a.m. CT (9:00 a.m. ET) on March 6, 2015. Interested parties can access the replay of the conference call by dialing 1-877-344-7529 or 1-412-317-0088 for international callers, and entering the conference number 10058463. An online playback of the webcast will be archived for approximately one year within the investor relations section of the Company's website.

About Inland Real Estate Corporation
Inland Real Estate Corporation is a self-advised and self-managed publicly traded real estate investment trust (REIT) focused on owning and operating open-air neighborhood, community, and power shopping centers located in well-established markets primarily in the Central and Southeastern United States. As of December 31, 2014, the Company owned interests in 159 investment properties, including 59 owned through its unconsolidated joint ventures, with aggregate leasable space of approximately 15 million square feet. Additional information on Inland Real Estate Corporation, including a copy of the Company's supplemental financial information for the three and twelve months ended December 31, 2014, is available at www.inlandrealestate.com.

Certain information in this supplemental information may constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that do not reflect historical facts and instead reflect our management's intentions, beliefs, expectations, plans or predictions of the future.  Forward-looking statements can often be identified by words such as "seek," “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Examples of forward-looking statements include, but are not limited to, statements that describe or contain information related to matters such as management's intent, belief or expectation with respect to our financial performance, investment strategy or our portfolio, our ability to address debt maturities, our cash flows, our growth prospects, the value of our assets, our joint venture commitments and the amount and timing of

5

anticipated future cash distributions. Forward-looking statements reflect the intent, belief or expectations of our management based on their knowledge and understanding of our business and industry and their assumptions, beliefs and expectations with respect to the market for commercial real estate, the U.S. economy and other future conditions. Forward-looking statements are not guarantees of future performance, and investors should not place undue reliance on them. Actual results may differ materially from those expressed or forecasted in forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the risks listed and described under Item 1A”Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2014, as they may be revised or supplemented by us in subsequent Reports on Form 10-Q and other filings with the SEC. Except as otherwise required by applicable law, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement in this release to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which any such statement is based.

Inland Real Estate Corporation Contact:
Dawn Benchelt, Director of Investor Relations
(888) 331-4732
ir@inlandrealestate.com

6

Consolidated Balance Sheets
(in thousands, except per share data)

	December 31, 2014	December 31, 2013
Assets:	(unaudited)
Investment properties:
Land	$385,432	387,010
Construction in progress	23,812	16,856
Building and improvements	1,110,360	1,130,004
Total Investment Properties	1,519,604	1,533,870
Less accumulated depreciation	338,141	327,684
Net investment properties	1,181,463	1,206,186
Cash and cash equivalents	18,385	11,258
Accounts receivable, net	38,211	37,155
Mortgages receivable	24,750	—
Investment in and advances to unconsolidated joint ventures	170,720	119,476
Acquired lease intangibles, net	85,858	103,576
Deferred costs, net	18,674	19,638
Other assets	34,890	32,648
Total assets	$1,572,951	1,529,937

Liabilities:
Accounts payable and accrued expenses	$56,188	57,132
Acquired below market lease intangibles, net	41,108	43,191
Distributions payable	5,420	5,110
Mortgages payable	384,769	497,832
Unsecured credit facilities	440,000	325,000
Convertible notes	—	28,790
Other liabilities	22,290	17,413
Total liabilities	949,775	974,468

Stockholders’ Equity:
Preferred stock, $0.01 par value, 12,000 Shares authorized:
8.125% Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, 4,400 issued and outstanding at December 31, 2014 and 2013, respectively.	110,000	110,000
6.95% Series B Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, 4,000 issued and outstanding at December 31, 2014 and none issued and outstanding at December 31, 2013	100,000	—
Common stock, $0.01 par value, 500,000 shares authorized; 100,151 and 99,721 Shares issued and outstanding at December 31, 2014 and 2013, respectively	1,002	997
Additional paid-in capital (net of offering costs of $78,372 and $74,749 at December 31, 2014 and 2013, respectively)	874,154	877,328
Accumulated distributions in excess of net income	(456,120)	(427,953)
Accumulated other comprehensive loss	(6,338)	(4,904)
Total stockholders’ equity	622,698	555,468

Noncontrolling interest	478	1
Total equity	623,176	555,469

Total liabilities and equity	$1,572,951	1,529,937

7

Consolidated Statements of Operations and Comprehensive Income (unaudited)
(in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Revenues
Rental income	$34,646	35,358	138,627	124,274
Tenant recoveries	13,416	15,078	57,892	48,588
Other property income	540	421	2,117	3,631
Fee income from unconsolidated joint ventures	2,036	1,748	6,126	6,881
Total revenues	50,638	52,605	204,762	183,374

Expenses:
Property operating expenses	7,251	7,790	32,333	26,269
Real estate tax expense	10,172	10,048	39,114	35,006
Depreciation and amortization	17,438	22,102	71,554	67,770
Provision for asset impairment	—	13,235	222	13,235
General and administrative expenses	5,587	5,621	23,225	20,437
Total expenses	40,448	58,796	166,448	162,717

Operating income (loss)	10,190	(6,191)	38,314	20,657
Other income	131	40	1,289	1,773
Gain from settlement of receivables	—	—	—	3,095
Gain on sale of investment properties	2,078	—	24,906	1,440
Gain from change in control of investment properties	—	—	—	95,378
Gain on sale of joint venture interest	750	224	1,177	1,433
Interest expense	(7,949)	(9,195)	(34,591)	(34,621)
Income (loss) before income tax benefit (expense) of taxable REIT subsidiaries, equity in earnings of unconsolidated joint ventures and discontinued operations	5,200	(15,122)	31,095	89,155

Income tax benefit (expense) of taxable REIT subsidiaries	(785)	4,220	(1,455)	2,721
Equity in earnings of unconsolidated joint ventures	1,931	2,253	8,762	7,893
Income (loss) from continuing operations	6,346	(8,649)	38,402	99,769

Income from discontinued operations	155	3,779	707	11,910
Net income (loss)	6,501	(4,870)	39,109	111,679

Less: Net (income) loss attributable to the noncontrolling interest	27	(14)	66	5
Net income (loss) attributable to Inland Real Estate Corporation	6,528	(4,884)	39,175	111,684

Dividends on preferred shares	(3,663)	(2,234)	(10,366)	(8,949)
Net income (loss) attributable to common stockholders	$2,865	(7,118)	28,809	102,735

Basic and diluted earnings attributable to common shares per weighted average common share:

Income (loss) from continuing operations	$0.03	(0.11)	0.28	0.95
Income from discontinued operations	—	0.04	0.01	0.13
Net income (loss) attributable to common stockholders per weighted average common share — basic	$0.03	(0.07)	0.29	1.08

Weighted average number of common shares outstanding — basic	99,685	99,366	99,543	95,279

Income (loss) from continuing operations	$0.03	(0.11)	0.28	0.95
Income from discontinued operations	—	0.04	0.01	0.12
Net income (loss) attributable to common stockholders per weighted average common share — diluted	$0.03	(0.07)	0.29	1.08

Weighted average number of common shares outstanding — diluted	100,129	99,697	99,938	95,562

Comprehensive income:
Net income (loss) attributable to common stockholders	$2,865	(7,118)	28,809	102,735
Unrealized gain (loss) on investment securities	—	37	—	(762)
Unrealized gain (loss) on derivative instruments	(728)	1,175	(1,434)	5,127
Comprehensive income (loss)	$2,137	(5,906)	27,375	107,100

Note: Basic and diluted Earnings Per Share may not foot due to rounding.

8

Funds From Operations (unaudited)
(in thousands, except per share data)

Non-GAAP Financial Measures

We consider FFO a widely accepted and appropriate measure of performance for a REIT. FFO provides a supplemental measure to compare our performance and operations to other REITs. Due to certain unique operating characteristics of real estate companies, NAREIT has promulgated a standard known as FFO, which it believes more accurately reflects the operating performance of a REIT such as ours. As defined by NAREIT, FFO means net income computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of operating property, plus depreciation and amortization and after adjustments for unconsolidated entities in which the REIT holds an interest. In addition, NAREIT has further clarified the FFO definition to add-back impairment write-downs of depreciable real estate or of investments in unconsolidated entities that are driven by measurable decreases in the fair value of depreciable real estate. Under U.S. GAAP, impairment charges reduce net income. While impairment charges are added back in the calculation of FFO, we caution that because impairments to the value of any property are typically based on reductions in estimated future undiscounted cash flows compared to current carrying value, declines in the undiscounted cash flows which led to the impairment charges reflect declines in property operating performance that may be permanent. We have adopted the NAREIT definition for computing FFO. Recurring FFO includes adjustments to FFO for the impact of lease termination income, certain gains and non-cash impairment charges of non-depreciable real estate, net of taxes recorded in comparable periods, in order to present the performance of our core portfolio operations. Management uses the calculation of FFO and Recurring FFO for several reasons. FFO is used in certain employment agreements we have with our executives to determine a portion of incentive compensation payable to them. Additionally, we use FFO and Recurring FFO to compare our performance to that of other REITs in our peer group. The calculation of FFO and Recurring FFO may vary from entity to entity since capitalization and expense policies tend to vary from entity to entity. Items that are capitalized do not impact FFO and Recurring FFO whereas items that are expensed reduce FFO and Recurring FFO. Consequently, our presentation of FFO and Recurring FFO may not be comparable to other similarly titled measures presented by other REITs. FFO and Recurring FFO do not represent cash flows from operations as defined by U.S. GAAP, are not indicative of cash available to fund cash flow needs and liquidity, including our ability to pay distributions, and should not be considered as an alternative to net income, as determined in accordance with U.S. GAAP, for purposes of evaluating our operating performance.

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Net income (loss) attributable to common stockholders	$2,865	(7,118)	28,809	102,735
Gain on sale of investment properties	(1,128)	(5,436)	(24,449)	(10,702)
Gain from change in control of investment properties	—	—	—	(95,378)
Impairment of depreciable operating property	—	5,380	222	5,934
Equity in depreciation and amortization of unconsolidated joint ventures	5,731	3,654	18,744	18,579
Amortization on in-place lease intangibles	4,689	9,658	20,528	22,286
Amortization on leasing commissions	537	445	2,032	1,847
Depreciation, net of noncontrolling interest	12,212	12,242	48,994	45,738
Funds From Operations attributable to common stockholders	$24,906	18,825	94,880	91,039

Gain from settlement of receivables	—	—	—	(3,095)
Lease termination income	—	(1,000)	(146)	(6,431)
Lease termination income included in equity in earnings of unconsolidated joint ventures	6	—	(76)	(22)
Impairment loss, net of taxes:
Provision for asset impairment	—	10,468	—	10,468
Impairment of investment securities	—	—	—	98
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	—	—	—	507
Provision for income taxes:
Income tax adjustments	—	(3,842)	—	(4,863)
Recurring Funds From Operations attributable to common stockholders	$24,912	24,451	94,658	87,701

Net income (loss) attributable to common stockholders per weighted average common share — basic	$0.03	(0.07)	0.29	1.08

Net income (loss) attributable to common stockholders per weighted average common share — diluted	$0.03	(0.07)	0.29	1.08

Funds From Operations attributable to common stockholders, per weighted average commons share - basic	$0.25	0.19	0.95	0.96
Funds From Operations attributable to common stockholders, per weighted average commons share - diluted	$0.25	0.19	0.95	0.95

Recurring Funds From Operations attributable to common stockholders, per weighted average commons share - basic	$0.25	0.25	0.95	0.92
Recurring Funds From Operations attributable to common stockholders, per weighted average commons share - diluted	$0.25	0.25	0.95	0.92

Weighted average number of common shares outstanding, basic	99,685	99,366	99,543	95,279
Weighted average number of common shares outstanding, diluted	100,129	99,697	99,938	95,562

9

Earnings Before Interest, Taxes, Depreciation and Amortization (unaudited)
(in thousands, except per share data)

EBITDA is defined as earnings (losses) from operations excluding: (1) interest expense; (2) income tax benefit or expenses; (3) depreciation and amortization expense; and (4) gains (loss) on non-operating property. We believe EBITDA is useful to us and to an investor as a supplemental measure in evaluating our financial performance because it excludes expenses that we believe may not be indicative of our operating performance. By excluding interest expense, EBITDA measures our financial performance regardless of how we finance our operations and capital structure. By excluding depreciation and amortization expense, we believe we can more accurately assess the performance of our portfolio. Because EBITDA is calculated before recurring cash charges such as interest expense and taxes and is not adjusted for capital expenditures or other recurring cash requirements, it does not reflect the amount of capital needed to maintain our properties nor does it reflect trends in interest costs due to changes in interest rates or increases in borrowing. EBITDA should be considered only as a supplement to net earnings and may be calculated differently by other equity REITs.

We believe EBITDA is an important non-GAAP measure. We utilize EBITDA to calculate our interest expense coverage ratio, which equals EBITDA divided by total interest expense. We believe that using EBITDA, which excludes the effect of non-operating expenses and non-cash charges, all of which are based on historical cost and may be of limited significance in evaluating current performance, facilitates comparison of core operating profitability between periods and between REITs, particularly in light of the use of EBITDA by a seemingly large number of REITs in their reports on Forms 10-Q and 10-K. We believe that investors should consider EBITDA in conjunction with net income and the other required U.S. GAAP measures of our performance to improve their understanding of our operating results. Recurring EBITDA includes adjustments to EBITDA for the impact of least termination income and non-cash impairment charges in comparable periods in order to present the performance of our core portfolio operations.

	Three months ended December 31,				Twelve months ended December 31,
	2014		2013		2014		2013
Net income (loss) attributable to Inland Real Estate Corporation	$6,528		(4,884)		39,175		111,684
Gain on sale of investment properties	(1,128)		(5,436)		(24,449)		(10,702)
Gain on sale of development properties	(950)		—		(950)		(863)
Gain from change in control of investment properties	—		—		—		(95,378)
Income tax (benefit) expense of taxable REIT subsidiaries	785		(4,220)		1,455		(2,721)
Interest expense	7,949		9,195		34,591		34,621
Interest expense associated with discontinued operations	—		89		—		590
Interest expense associated with unconsolidated joint ventures	2,192		1,970		8,340		9,580
Depreciation and amortization	17,438		22,102		71,554		67,770
Depreciation and amortization associated with discontinued operations	—		243		—		2,147
Depreciation and amortization associated with unconsolidated joint ventures	5,731		3,654		18,744		18,579
EBITDA	38,545		22,713		148,460		135,307

Gain from settlement of receivables	—		—		—		(3,095)
Lease termination income	—		(1,000)		(146)		(6,431)
Lease termination income included in equity in earnings of unconsolidated joint ventures	6		—		(76)		(22)
Impairment loss, net of taxes:
Provision for asset impairment	—		15,848		222		16,402
Impairment of investment securities	—		—		—		98
Provision for asset impairment included in equity in earnings of unconsolidated joint ventures	—		—		—		507
Recurring EBITDA	$38,551		37,561		148,460		142,766

Total Interest Expense	$10,141		11,254		42,931		44,791

EBITDA: Interest Expense Coverage Ratio	3.8	x	2.0	x	3.5	x	3.0	x

Recurring EBITDA: Interest Expense Coverage Ratio	3.8	x	3.3	x	3.5	x	3.2	x

10

Same Store Net Operating Income (unaudited)
(in thousands, except per share data)

Same store net operating income, which is the net operating income of properties owned during the same periods during each year, is considered a non-GAAP financial measure because it does not include straight-line rental income, amortization of lease intangibles, lease termination income, interest, depreciation, amortization and bad debt expense. We provide same store net operating income as another metric to compare the results of property operations for the three and twelve months ended December 31, 2014 and 2013. We also provide a reconciliation of these amounts to the most comparable GAAP measure, net income attributable to common stockholders.

	Three months ended December 31,			Twelve months ended December 31,
Consolidated	2014	2013	% Change	2014	2013	% Change
Rental income and tenant recoveries:
"Same-store" investment properties, 81 properties
Rental income	$22,934	22,157	3.5%	90,298	88,302	2.3%
Tenant recovery income	8,350	8,800	-5.1%	34,913	33,106	5.5%
Other property income	373	323	15.5%	1,327	1,269	4.6%
"Other investment properties”
Rental income	11,334	11,971		47,095	34,769
Tenant recovery income	5,066	6,278		22,979	15,482
Other property income	166	98		645	405
Total property income	$48,223	49,627		197,257	173,333

Property operating expenses:
"Same-store" investment properties, 81 properties
Property operating expenses	$4,266	4,696	-9.2%	19,421	17,604	10.3%
Real estate tax expense	5,971	5,955	0.3%	23,348	23,204	0.6%
"Other investment properties"
Property operating expenses	2,297	2,566		11,043	6,508
Real estate tax expense	4,201	4,093		15,766	11,802
Total property operating expenses	$16,735	17,310		69,578	59,118

Property net operating income
"Same-store" investment properties	21,420	20,629	3.8%	83,769	81,869	2.3%
"Other investment properties"	10,068	11,688		43,910	32,346
Total property net operating income	$31,488	32,317		127,679	114,215

Other income:
Straight-line rents	$310	850		1,442	1,368
Amortization of lease intangibles	68	380		(208)	(165)
Lease termination income	1	—		145	1,957
Other income	131	40		1,289	1,773
Fee income from unconsolidated joint ventures	2,036	1,748		6,126	6,881
Gain from settlement of receivables	—	—		—	3,095
Gain on sale of investment properties	2,078	—		24,906	1,440
Gain from change in control of investment properties	—	—		—	95,378
Gain on sale of joint venture interest	750	224		1,177	1,433

Equity in earnings of unconsolidated joint ventures	1,931	2,253		8,762	7,893

Other expenses:
Income tax benefit (expense) of taxable REIT subsidiaries	(785)	4,220		(1,455)	2,721
Bad debt expense	(688)	(528)		(1,869)	(2,157)
Depreciation and amortization	(17,438)	(22,102)		(71,554)	(67,770)
General and administrative expenses	(5,587)	(5,621)		(23,225)	(20,437)
Interest expense	(7,949)	(9,195)		(34,591)	(34,621)
Provision for asset impairment	—	(13,235)		(222)	(13,235)

Income (loss) from continuing operations	6,346	(8,649)		38,402	99,769
Income from discontinued operations	155	3,779		707	11,910
Net income (loss)	6,501	(4,870)		39,109	111,679

Less: Net (income) loss attributable to the noncontrolling interest	27	(14)		66	5
Net income (loss) attributable to Inland Real Estate Corporation	6,528	(4,884)		39,175	111,684

Dividends on preferred shares	(3,663)	(2,234)		(10,366)	(8,949)

Net income (loss) attributable to common stockholders	$2,865	(7,118)		28,809	102,735

11

Pro Rata Consolidated Information (unaudited)
(in thousands, except per share data)

These schedules present certain Non-GAAP pro-rata consolidated information as of and for the three and twelve months ended December 31, 2014. These schedules are considered Non-GAAP because they include financial information related to consolidated joint ventures with an adjustment for the portion related to noncontrolling interests and unconsolidated joint ventures accounted for under the equity method of accounting. The Company provides the pro rata amounts of all properties owned through joint ventures to better compare our overall performance and operating metrics to those of other REITs in our peer group. The Company believes this Non-GAAP information provides supplementary information that is both useful to and has been requested by investors and analysts. Investors should not consider Non-GAAP information as a substitute for, or as superior to, U.S. GAAP information. Rather, Non-GAAP information may provide useful information in addition to information presented in accordance with U.S. GAAP.

Reconciliation of GAAP Reported to Selected Non-GAAP Pro Rata Consolidated Information

	At December 31, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total investment properties	$1,519,604	(325)	364,463	2,062	12,790	1,898,594
Total assets	1,572,951	(1,886)	251,697	2,455	7,640	1,832,857
Mortgages payable	384,769	—	168,689	—	6,267	559,725
Total liabilities	949,775	19	196,082	1,607	6,823	1,154,306

	At December 31, 2013
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total investment properties	$1,533,870	—	306,434	2,062	13,261	1,855,627
Total assets	1,529,937	(2,249)	250,224	2,460	9,928	1,790,300
Mortgages payable	497,832	—	163,630	—	9,295	670,757
Total liabilities	974,468	27	192,660	1,613	9,360	1,178,128

	For the three months ended December 31, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$50,638	—	13,083	—	616	64,337
Total expenses	40,448	(27)	9,914	1	403	50,739
Operating income (loss)	10,190	27	3,169	(1)	213	13,598

	For the three months ended December 31, 2013
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$52,605	—	11,405	—	211	64,221
Total expenses	58,796	(14)	7,768	73	131	66,754
Operating income (loss)	(6,191)	14	3,637	(73)	80	(2,533)

	For the twelve months ended December 31, 2014
	GAAP Reported	Noncontrolling Interest	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$204,762	—	49,526	—	1,498	255,786
Total expenses	166,448	(66)	35,320	5	904	202,611
Operating income (loss)	38,314	66	14,206	(5)	594	53,175

	For the twelve months ended December 31, 2013
	GAAP Reported	Noncontrolling Interest	IN Retail Fund LLC (NYSTRS) (1)	INP Retail LP (PGGM)	Development Properties	IPCC Unconsolidated properties	Non-GAAP Pro-rata Consolidated Information

Total revenues	$183,374	—	9,510	41,607	37	2,313	236,841
Total expenses	162,717	47	6,569	29,906	975	1,305	201,519
Operating income (loss)	20,657	(47)	2,941	11,701	(938)	1,008	35,322

(1)	Includes results through the June 3, 2013 acquisition date.

12